Exhibit Index

Exhibit No.        Description

    2.1 Distribution Agreement, dated December 20, 1996, between the Registrant and SLH Corporation (filed as Exhibit 2(a) to SLH Corporation's Form 10/A filed February 4, 1997 (File No. 0-21911) and incorporated herein by reference).

    2.2 Blanket Assignment, Bill of Sale, Deed and Assumption Agreement, dated as of February 28, 1997, between the Registrant and SLH Corporation (filed as Exhibit 2(b) to SLH Corporation's Form 10/A filed February 4, 1997 (File No. 0-21911) and incorporated herein by reference).

   10.1 Facilities Sharing and Interim Services Agreement, dated as of February 28, 1997, between the Registrant and SLH Corporation (filed as Exhibit 10(a) to SLH Corporation's Form 10/A filed February 4, 1997 (File No. 0-21911) and incorporated herein by reference).

   10.2 Tax Sharing Agreement, dated as of February 28, 1997, between the Registrant and SLH Corporation (filed as Exhibit 10(b) to SLH Corporation's Form 10/A filed February 4, 1997 (File No. 0-21911) and incorporated herein by reference).

   99.1 Portions of the following sections from the Information Statement comprising a part of SLH Corporation's Registration Statement on Form 10 (filed as SLH Corporation's Form 10/A (Amendment No. 2) on February 12, 1997 (File No. 0-21911): "Arrangements Between Seafield And The Company Relating To the Distribution" and "Business And Properties". In said sections from said Information Statement, the term "Company" refers to SLH Corporation.



















                               Exhibit 99.1

               ARRANGEMENTS BETWEEN SEAFIELD AND THE COMPANY
                       RELATING TO THE DISTRIBUTION

For the purpose of structuring the Distribution and certain of the relationships between Seafield and the Company after the Distribution, Seafield and the Company have entered into the Distribution Agreement, a Facilities Sharing and Interim Services Agreement (the "Interim Services Agreement")," and a Tax Sharing Agreement (the "Tax Sharing Agreement") and will enter into a Blanket Assignment, Bill of Sale, Deed and Assumption Agreement (the "Assignment"). All of these are described below and are included as exhibits to the Registration Statement filed with the Commission, of which this Information Statement is a part. The following summaries are qualified in their entirety by reference to the agreements as filed. None of these agreements are the result of arms-length negotiation. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

DISTRIBUTION AGREEMENT AND ASSIGNMENT

     The Distribution Agreement and Assignment provide for, among other things, the principal corporate transactions required to effect the Distribution and certain other matters governing the relationship between Seafield and the Company with respect to or in consequence of the Distribution.

     TRANSFER ASSETS AND LIABILITIES. Subject to certain exceptions described below, the Distribution Agreement contains provisions designed principally to place with the Company (1) the Transfer Assets and the personnel currently involved in the management of those assets and (2) and the Transfer Liabilities, which include Seafield's financial responsibility for known and contingent or unknown liabilities which relate directly to the Real Estate, Energy and Miscellaneous businesses and assets as conducted on the Distribution Date and certain other liabilities of Seafield described in the Distribution Agreement, including Seafield's obligations under the Tax Claims described under "BUSINESS - Legal Matters."

     As security for the Company's obligations in connection with the Distribution, the Company has agreed in the Distribution Agreement that it will not pay any dividends in cash or property or redeem any of its capital stock for a period of two years following the Distribution Date, without the consent of the Seafield Board. That covenant will also limit the extent to which the Company may pay dividends or otherwise effect a complete liquidation prior to such date.

     CONTINGENT CLAIMS AND INSURANCE. There is pending litigation which will be the responsibility of the Company following the Distribution. See "BUSINESS AND PROPERTIES - Legal Matters." Under the Distribution Agreement, the Company will be entitled to the benefit of insurance coverage under Seafield policies, to the extent such insurance coverage existed and is available, for claims relating to the ownership or operation of the Transfer Assets by Seafield prior to the Distribution Date subject to, among other things, the obligation to reimburse Seafield for increases in insurance premiums as a result of payments for such claims.

     EMPLOYEE BENEFITS. The Distribution Agreement and Assignment contain a number of provisions relating to current and former employees. The provisions generally contemplate that the Company will assume no obligations or liabilities with respect to employee plans or benefits prior to the Distribution Date and that after the Distribution Date, the Company will be responsible for providing employee benefits for certain Seafield personnel, primarily consisting of employees of Scout Development Corporation, that become employees of the Company through its acquisition of Scout. The agreements also contemplate that the Company will contract with Seafield for executive and administrative services as described under the Interim Services Agreement described below.

     The Distribution Agreement provides that the following actions will be taken with respect to Seafield employee benefit plans: (a) as soon as practicable after the Distribution Date, Seafield and the Company will cause the Seafield Pension and 401(k) Plans to distribute to Company employees their interests in those plans; (b) The Seafield Stock Purchase Plan will continue in effect and will remain a retained liability of Seafield; (c) obligations under the Seafield Stock Option Plans will remain a liability of Seafield; (d) obligations of Seafield under Seafield Supplemental Retirement Agreements, Seafield Severance Agreements, Seafield Termination Compensation Agreements and Seafield Indemnification Agreements (as defined in the Distribution Agreement) shall continue to be a retained liability of Seafield; and (e) the Company shall assume and be responsible for the obligations of Seafield to any Company employee with respect to accident and health insurance and similar benefits.

     No adjustments will be made under the Seafield Stock Option Plans with respect to the Distribution. Accordingly, the holders of options to purchase Seafield Common Stock under the Seafield Stock Option Plans may wish to consider the desirability of exercising those options at least 5 business days prior to the Record Date for the Distribution. However, persons intending to exercise options should understand that the Seafield Board may terminate the Distribution at any time prior to the Distribution Date and therefore there can be no assurance that a timely exercise of any option under the Seafield Stock Option Plans will entitle the holder of purchased shares to receive shares of the Company Common Stock.

     The Distribution Agreement provides that Seafield and the Company will take all action necessary to cause the Company to provide to each officer of the Company employment agreements and participation in a new Company Stock Incentive Plan, as defined and described in "EXECUTIVE COMPENSATION."

     NO REPRESENTATIONS OR WARRANTIES. The Distribution Agreement and Assignment provide that Seafield is transferring the Transfer Assets and Transfer Liabilities to the Company without representation or warranty "as is, where is," except as otherwise expressly provided.

     CONDITIONS. The Distribution Agreement provides that the Distribution is subject to a number of conditions which are described under "THE DISTRIBUTION - Conditions and Termination." The Distribution Agreement may be amended or terminated, and the Distribution may be abandoned, or conditions thereto may be waived, at any time prior to the Distribution Date for any reason, in the sole discretion of the Seafield Board.




INTERIM SERVICES AGREEMENT

     At present all of Seafield's operations are conducted by 17 employees from 13,674 square feet of leased offices at 2600 Grand Boulevard, Kansas City, Missouri (the "Lease"). Under the Distribution and Assignment Agreements Seafield will transfer the Lease to the Company and all Seafield employees will remain employees of Seafield (the "Seafield Personnel") except 15 employees of Scout Development Corporation and its subsidiaries (the "Company Personnel"). In particular, Messrs. Jacobs, Seward, and Fitzwater and other administrative personnel will remain officers and employees of Seafield while also serving the Company under the Interim Services Agreement.

     On or prior to the Distribution Date Seafield and the Company will enter into the Interim Services Agreement for the purpose of permitting Seafield and the Company to continue to jointly use their respective personnel and facilities until either party elects to terminate the arrangement. Under the arrangement, Seafield agrees to provide to the Company during the term of the arrangement all services required by the Company for the operation of the offices of the Company's Chairman, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer together with clerical and administrative services, but not including services required exclusively by Scout Development Corporation and its subsidiaries. In exchange for those services, the Company agrees to provide the retained Seafield Personnel with office facilities and equipment sufficient for the conduct of Seafield's activities. Following the Distribution, Seafield and the Company will review the amount of personnel and facilities used under the arrangement and each will reimburse the other to the extent that the exchange of facilities for services is not equivalent.



TAX SHARING AGREEMENT

     GENERALLY. In connection with the Distribution the Company and Seafield will enter into a Tax Sharing Agreement which provides, among other things, for the allocation among the parties thereto of Federal, state, local, and foreign tax liabilities for all periods through the Distribution Date. Though valid as between the parties thereto, the Tax Sharing Agreement is not binding on the IRS and does not affect the joint and several liability of Seafield and its subsidiaries to the IRS for all Federal taxes owed to the IRS by such corporations.

     PRIOR TAX AGREEMENT. Seafield and all of its subsidiaries are currently members of a consolidated group of corporations that files consolidated Federal income tax returns, and all of these corporations are parties to a tax sharing agreement dated August 1, 1990 that governs their relationship as members of this consolidated group (the "Prior Tax Agreement"). The Tax Sharing Agreement modifies and amplifies the Prior Tax Agreement in certain respects and expressly provides that the Prior Tax Agreement, as so modified and amplified, will continue in full force and effect with respect to all tax returns for periods beginning prior to the Distribution Date that are otherwise covered by such Prior Tax Agreement.

     Under the Prior Tax Agreement each member of the Seafield consolidated group is essentially liable for the amount of Federal income tax that it would pay if it filed a separate Federal income tax return. As a result of the continuation of the Prior Tax Agreement, among other things, Seafield will be responsible and liable for all Federal income tax liability attributable to it as the payor of the Distribution. See "THE DISTRIBUTION -- Material Federal Income Tax Consequences of the Distribution -- Payment of the Distribution by Seafield." Also under the Prior Tax Agreement as continued in effect by the Tax Sharing Agreement, each subsidiary of the Company will be liable to Seafield and will pay to Seafield after the Distribution Date an amount equal to any Federal income tax liability attributable to income generated by the subsidiary prior to such date and Seafield will be liable to the Company and will pay to the Company after the Distribution Date an amount equal to any Federal income tax savings attributable to losses generated by the subsidiary prior to such date..

     OTHER MATTERS. The Tax Sharing Agreement generally provides that the parties will cooperate with each other in the preparation and filing of tax returns and with regard to handling post-filing audits and similar proceedings. The Tax Sharing Agreement expressly provides that it does not deal with the liability of the parties with respect to the Tax Claims or any tax liabilities that arise out of or are related to the Tax Claims, since such liability is the subject of the Distribution Agreement and the Assignment.




                        BUSINESS AND PROPERTIES

OVERVIEW

     The Company is primarily engaged in the business of managing, developing and disposing of Real Estate and Energy businesses and Miscellaneous assets to be acquired from Seafield immediately prior to the Distribution (the "Transfer Assets"). Real Estate Assets reflect the remaining assets of a discontinued real estate development business that was conducted by Seafield in association with a previously owned life insurance company that was sold in 1990. The Energy and Miscellaneous assets also reflect a variety of insurance company assets that were retained by Seafield following the sale of that insurance business. The Company is engaged in the sale of all of its assets in an orderly manner other than its interest in Syntroleum Corporation. See "BUSINESS AND PROPERTIES -- Management and Disposition of Real Estate Assets;" "BUSINESS AND PROPERTIES -- Business and Management of Energy Assets" and "BUSINESS AND PROPERTIES -- Miscellaneous Assets and Liabilities."

     Real Estate assets, as of September 30, 1996, consist of (a) the remaining inventory from three high end condominium developments located in Santa Fe, New Mexico (comprising 31 completed homes that have been priced for sale between $225,000 and $750,000; "Quail Run") and Juno Beach, Florida (primarily comprising three homes that have been priced for sale between $800,000 and $3.0 million, the "Juno Beach Homes"); (b) a seven story parking garage in Reno, Nevada (the "Reno Parking Garage"); (c) a 49.9% interest in a community shopping center in Gillette, Wyoming (the "Shopping Center Interest"); and (d) approximately 1,147 acres of undeveloped land, with 370 acres in Houston, Texas, approximately 547 acres in the vicinity of the Alliance Airport, in Ft. Worth, Texas, 205 acres in West Ft. Worth, Texas, 9 other acres in Corinth, Texas and 16 acres at the intersection of 119th Street and Interstate 35 in the southern portion of the Kansas City metropolitan area (the "Undeveloped Land"). The Total Real Estate Inventory had an aggregate carrying value as of September 30, 1996, of approximately $ 26.6 million.

     Energy assets consist of a 32.5% interest in Syntroleum Corporation ("Syntroleum") and minority interests in four oil and gas general partnerships which have working interests in producing wells in the Gulf of Mexico (the "Oil & Gas Properties").

     Syntroleum is the developer and owner of a patented process and several related proprietary technologies ("Syntroleum(registered trademark) Process") for the conversion of natural gas into synthetic liquid hydrocarbons which can be further processed into fuels such as diesel, kerosene (used by jet aircraft) and naphtha and related non fuel chemical feedstocks and lubricants. Syntroleum is currently engaged in negotiations for the licensing of the Syntroleum(registered trademark) Process with major oil companies. Because Syntroleum continues to be in the developmental phase of its operations, no assurances can be given that it will be able to successfully conclude any license or agreement on a favorable basis or that a commercially viable Syntroleum(registered trademark) Process plant will be constructed and successfully operated.

     The Company also owns other assets consisting primarily of (a) three investments in privately held venture capital limited partnerships having an aggregate book value at September 30, 1996, of $1,364,538, (b) a common stock interest in Oclassen Pharmaceuticals, Inc. a privately owned pharmaceutical manufacturer, which is proposed to be converted into approximately 183,673 shares of the common stock of Watson Pharmaceuticals, a publicly traded company, trading in the shares of which closed on January 31, 1997, at $44.81 per share, and (c) a preferred stock interest in Norian Corporation, a privately owned developer of proprietary bone substitute technology which had a carrying value of approximately $1.0 million at September 30, 1996, ("Miscellaneous Assets").

     The Company will assume liabilities relating to the Transfer Assets as well as certain contingent Seafield liabilities ("Transfer Liabilities"), including Seafield's liability for disputed income taxes which the Internal Revenue Service claims to be owed by Seafield for its 1986, 1987, 1988, 1989 and 1990 tax years and which the State of California claims to be owed for the 1987, 1988 and 1989 years (the "Tax Claims"). The Tax Claims amount to approximately $14.6 million, plus interest. Although the Company believes that a combination of defenses against the claims and contested offsetting tax losses generated by a real estate project sold at a loss in 1990, could result in a positive outcome, the Company can not provide any assurance that its defense of such claims will be successful. See "BUSINESS - Legal Matters."

     The Company is engaged in the sale of all of its assets in an orderly manner other than Syntroleum. Following the liquidation of non Syntroleum assets, the Company plans to continue to promote the management, growth and development of Syntroleum or it may engage in a merger or some other transaction that would effectively dispose of all of its assets.

     The Company's historical operating results during the past four years reflect the sale or other disposition of a number of real estate assets and other significant Seafield investments, all of which have culminated in net capital loss carryforwards at Seafield in the approximate amount of $ 13.0 million. It is the intent of Seafield to utilize such losses in connection with the Distribution to offset as much as possible any gains that Seafield is required to recognize for Federal income tax purposes as a result of
making the distribution.   However, none of such losses may be applied
against any ordinary income that Seafield shareholders will realize as the result of their receipt of shares of Company Common Stock in the Distribution.

     As a result of the Distribution, Seafield will own no shares of Company Common Stock and the Company will operate as an independent publicly traded company. The Company's principal executive offices are located at 2600 Grand Boulevard, Suite 500, P.O. Box 410949, Kansas City, Missouri 64141, and its telephone number is (816) 842-7000.

STRATEGY

     Following the Distribution the Company plans to sell all of its assets, other than Syntroleum, in an orderly manner and under circumstances that would enable the Company to take advantage of opportunities to maximize the net amounts to be derived from each asset. Although the Company does not expect to engage in further Real Estate development activities, it may utilize available cash to further improve undeveloped real estate on hand if the improvement would be expected to enhance its ultimate marketability on a profitable basis. Concurrent with these activities the Company will continue to assist Syntroleum with its efforts to license the Syntroleum Process, market its catalyst and to ultimately construct and operate plants for the conversion of natural gas into synthetic liquid hydrocarbons. These activities will include assistance with strategic planning and the acquisition of debt and or equity financing for the construction of one or more Syntroleum plants. That assistance may also include further investment by the Company in Syntroleum or directly in one or more Syntroleum plants. Following the liquidation of non Syntroleum assets, the Company expects to continue to promote the management, growth and development of Syntroleum or it may engage in a merger or some other transaction that would effectively dispose of all of its assets.

     The Company's primary source of revenue to support operations will be derived from the operation and sale of non Syntroleum assets and available cash. In addition to the support of current operations, those proceeds are expected to be used to prepare assets for ultimate sale, as is possible with respect to the Company's undeveloped real estate. Depending on the progress made by Syntroleum it is expected that such proceeds may also be used for possible further investment in Syntroleum or in one or more Syntroleum plants, none of which are presently under development. Pending any such use, the proceeds of sale and available cash will be invested in government securities or possibly in other marketable debt or equity securities or money market instruments to the extent that any such investments would not cause the Company to become an investment company under the Investment Company Act of 1940.



MANAGEMENT AND DISPOSITION OF REAL ESTATE ASSETS

     Real Estate assets are owned and operated by Scout Development Corporation and its wholly owned subsidiary Scout Development Corporation of New Mexico (collectively, "Scout"). Scout and its assets will be a wholly owned subsidiary of the Company in connection with the Distribution. Scout was initially formed in 1990 to acquire, develop and manage improved and unimproved real estate as a means of investing assets of Seafield's insurance business, which was then Seafield's primary business. However, in 1992 following the 1990 disposition by Seafield of the insurance business, the real estate development operations were discontinued. Since then Scout has concentrated on bringing to completion all of its development projects and on the disposition of all of its real estate assets in an orderly manner that would maximize the value of each asset.
By the end of 1995 substantially all real estate development activities had been concluded and Scout was engaged primarily in the disposition of its assets.

     Real Estate assets at September 30, 1996 primarily consist of (a) the remaining inventory of three high end condominium developments comprising 34 homes in the Quail Run and Juno Beach Developments (the "Homes"); (b) the Reno Parking Garage; (c) the Shopping Center Interest in Gillette, Wyoming and (d) the approximately 1,147 acres of undeveloped real estate consisting of the Houston, Fort Worth and Kansas City Tracts (the "Undeveloped Land").

                               ********

     The Quail Run and Juno Beach residential condominium developments consist of inventory remaining from real estate development projects commenced by Scout. The Juno Beach homes consist of two exclusive ocean front homes, each of which are listed for sale at $3.0 million, a third home within another project in the same area listed for sale at $800,000 and three marina boat slips. The Quail Run properties consist of 31 homes ranging in listing prices from $225,000 to $750,000. The Company is actively involved in the marketing of these properties and anticipates that approximately two years will be required to complete all home sales. Following the disposition of these newly constructed homes, the Company will continue to have warranty obligations. None of the home properties are subject to any mortgage or material encumbrance.

     The Reno Parking Garage is a seven story 850-space parking garage located in downtown Reno, Nevada. Scout owns the building unencumbered except for a ground lease which expires on February 28, 2023 and which calls for annual lease payments in the amount of $294,000. The building contains a total of 144,500 square feet of leasable parking space. Parking revenue totaled approximately $744,000 or $875 per space or $5.15 per square foot in 1995. In addition, 8,258 square feet located on the ground floor of the garage is leased to a retail tenant under a 15-year lease. Revenue from the retail lease during 1995 was $133,800 or $16.20 per square foot. In addition to basic rent, the retail tenant is responsible for its pro rata share of real estate taxes and insurance. During 1995, $5,200 was collected from the retail tenant for taxes and insurance. Scout is presently actively marketing the property for sale.

     The Shopping Center Interest consists of a 49.9% joint venture interest in a retail shopping center containing approximately 163,000 square feet of net leasable area and 14 acres of undeveloped land in Gillette, Wyoming. At the end of 1995, the center was 75% occupied.
Rental revenue totaled $686,000 for 1995. The average annual gross rental per occupied square foot was $6.10. In addition to rental revenue, tenants are responsible for their share of common area maintenance (CAM). During 1995, CAM collections from tenants totaled $77,000. The property is subject to industrial revenue refunding bonds pursuant to a refinancing in 1996 in the amount of $6.17 million that are secured by a bank letter of credit and guaranteed by Scout. The letter of credit is secured by a $3.15 million Treasury Note pledged by Seafield to the issuer of the letter of credit; the Treasury Note is included in the Transfer Assets and will be owned by the Company following the Distribution.

     The Undeveloped Land consists of an aggregate of approximately 1,147 acres of undeveloped land, with 370 acres in Houston, Texas, approximately 547 acres in the vicinity of the Alliance Airport, in Ft. Worth, Texas, 205 acres in West Ft. Worth, Texas, 9 other acres in Corinth, Texas, and 16 acres at the intersection of 119th Street and Interstate 35 in the southern portion of the Kansas City metropolitan area. The 547 acre tract in Ft. Worth was sold after September 30, 1996. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Recent Developments." The zoning for the tracts other than the Kansas City Tract varies from residential to light commercial, with the Kansas City Tract being zoned for commercial use. None of the property is developed, none is encumbered with any mortgages, except for a $1.2 million non recourse mortgage on the Kansas City Tract, and all is being actively marketed as is.

     The Company does not plan to engage in further development of any of the Real Estate Assets except to the extent necessary to maximize the value of the properties on hand. Following the disposition of all properties it intends to terminate its real estate operations.

     The Company also owns an interest in certain contingent accounts receivable of Tenenbaum & Associates, Inc. ("TAI"), a real estate tax consulting firm, the business of which was sold in 1995. The carrying value of the receivables at September 30, 1996, was $800,000. The Company also has and is actively marketing a leasehold interest in approximately 14,985 square feet of space located on the second floor of an office building in Kansas City, Missouri that was formerly occupied by TAI and that was vacant as of November 30, 1996. The lease, which expires on May 31, 2000, calls for rents of approximately $19,318 per month, subject to yearly increases of approximately $850.

     ENVIRONMENTAL. Scout is subject to the following United States environmental laws: Clean Air Act, Comprehensive Environmental Response, Compensation, and Liability Act, Emergency Planning and Community Right-to-Know Act, Federal Water Pollution Control Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act and Toxic Substances Control Act, all as amended. Scout is also subject to the United States environmental regulations promulgated under these acts, and also is subject to state and local environmental regulations which have their foundation in the foregoing United States environmental laws.

     As is the case with many companies, Scout faces exposure to actual or potential claims and lawsuits involving environmental matters. However, no such claims are presently pending and Scout has not suffered, and does not anticipate that it will suffer, a material adverse effect as a result of any past action by any governmental agency or other party, or as a result of compliance with such environmental laws and regulations.

BUSINESS AND MANAGEMENT OF ENERGY ASSETS

GENERAL

     The Company's Energy assets consist of Syntroleum and interests in four oil and gas partnerships that have working interests in producing wells in the Gulf of Mexico. These assets are owned by BMA Resources, Inc., a wholly owned subsidiary of Seafield that will become a wholly owned subsidiary of the Company in connection with the Distribution ("BMA Resources"). BMA Resources was formed by Seafield to acquire, hold and develop properties in connection with its insurance business that was sold in 1990. Since that sale BMA Resources has disposed of all of its assets other than Syntroleum and the Oil and Gas Interests. Following the Distribution the Company intends to promote the continued development of Syntroleum. The Company does not intend to acquire additional oil and gas interests with the exception of additional capital expenditures in existing partnerships for the purpose of further developing proven reserves.

SYNTROLEUM

     SYNTROLEUM BACKGROUND. The Company owns 5,950,000 shares of Syntroleum Common Stock, which constitutes approximately 32.5% of all outstanding shares. The shares were acquired by the Company over a number of years for an aggregate of approximately $2.1 million. Syntroleum is the developer and owner of a patented process and several related proprietary technologies ("Syntroleum(registered trademark) Process") for the conversion of natural gas into synthetic liquid hydrocarbons which can be further processed into fuels such as diesel, kerosene (used by jet aircraft) and naphtha and related non fuel chemical feedstocks and lubricants.

     Syntroleum is a privately owned corporation that was founded in 1984 by Kenneth Agee. Mr. Agee is a chemical engineer who is the inventor of most of Syntroleum's proprietary technology, the Chairman and Chief Executive Officer and a principal stockholder of Syntroleum. Syntroleum built an initial two barrel per day pilot plant in 1990-1991 with the proceeds of the Company's first significant investment in 1988. In 1995 Syntroleum substantially up graded the pilot plant to conduct additional tests. Recently, Syntroleum entered into a joint development agreement and master license agreement with Texaco. Under the joint development agreement Texaco and Syntroleum have agreed to pool resources for the refinement of certain aspects of the Syntroleum(registered trademark) Process. Under the master license agreement Syntroleum has granted Texaco a nonexclusive license to use the Syntroleum(registered trademark) Process outside North America (United States, Canada and Mexico), China and India for the construction of processing plants and the production of liquid fuels.

     Syntroleum's strategy is to license the Syntroleum(registered trademark) Process on a non exclusive basis to producers of natural gas and oil and gas processors in exchange for license fees and royalties, to market the principal catalyst used in the Syntroleum(registered trademark) Process to plant operators (the " Catalyst") and to construct and operate its own plants in the United States and other parts of the world for the production of chemical feedstocks and lubricants.

     THE SYNTROLEUM(registered trademark) PROCESS. Syntroleum's Syntroleum(registered trademark) Process essentially involves two catalytic reactions - the first reaction converts natural gas into synthesis gas ("syngas"). In the syngas reaction, natural gas consisting primarily of methane, is combined at high temperature with air, consisting primarily of oxygen and nitrogen, in a proprietary reactor utilizing a commercially available catalyst to form syngas. The resulting syngas consists primarily of carbon monoxide and hydrogen that is "diluted" with nitrogen. The second reaction converts the syngas into hydrocarbons which are primarily liquid at room temperature through a catalytic reaction commonly referred to as the Fischer-Tropsch reaction. In the Fischer-Tropsch reaction, the syngas flows into a reactor containing a proprietary catalyst developed by Syntroleum. As the syngas passes over the catalyst, it is converted into hydrocarbons of various molecular weights, with by-product water and carbon dioxide also being produced. The hydrocarbons and water drain from the reactor vessel and are subsequently separated. Both reactions generate considerable amounts of heat. The nitrogen helps to remove a portion of the heat from the reactor and is ultimately vented into the atmosphere.
The Syntroleum(registered trademark) Process contemplates that a portion of the excess heat energy will be used in the compression energy necessary for the syngas and Fischer-Tropsch reactions, with any remaining surplus heat energy being converted for commercial sale if circumstances permit. Energy integration is a key component of the capital efficiency of the Syntroleumr Process and is the subject of several patent applications that Syntroleum has in process.

     The Syntroleum(registered trademark) Process involves a number of unique characteristics that differentiate it from competing processes developed or under development by a number of large companies. The Syntroleum(registered trademark) Process utilizes oxygen directly from the atmosphere for the syngas reaction while others utilize pure oxygen to create a syngas that is free of nitrogen. This difference significantly reduces costs and equipment to produce syngas in the Syntroleum(registered trademark) Process. The Syntroleum(registered trademark) Process also utilizes a unique catalyst under development by Syntroleum for use in the Fischer-Tropsch conversion reaction. The Catalyst produces hydrocarbon molecules that are primarily in the liquid fuels range. This reduces subsequent processing where the desired product is a liquid fuel. Syntroleum has also developed a catalyst which produces a very waxy synthetic crude oil which requires further processing in order to produce a liquid fuel. A third major difference relates to the use of nitrogen in the Syntroleum(registered trademark) Process rather than eliminating it prior to the initial syngas reaction as with competing processes. The combination of these and other features have led Syntroleum to believe that plants using its proprietary Syntroleum(registered trademark) Process may be constructed at a capital cost significantly less than those based on competing processes of comparable size. In addition, Syntroleum believes that the Syntroleum(registered trademark) Process will permit the construction of relatively small cost effective processing plants that may be used on ships, barges and offshore platforms for the conversion of gas production from small fields in remote locations.

     PATENTS AND PROPERTIES. Syntroleum holds the following patents relating to the Syntroleum(registered trademark) Process: United States Patent No. 4,833,170 issued May 23, 1989 and No. 4,973,453 issued November 27, 1990. These patents were granted for a term of seventeen years from the date of issuance. Patent applications were subsequently filed in Argentina, Australia, Canada, China, India, Malaysia, Mexico, Netherlands, Nigeria, Norway, Pakistan, United Kingdom and Venezuela. Subsequent patents have been granted in Australia, Canada, China, India, Malaysia, Mexico, Nigeria, Norway, Pakistan and the United Kingdom. The applications in Argentina, Netherlands and Venezuela are still pending.

     Syntroleum also has several additional patent applications filed and others in progress.

     Syntroleum owns a prototype two barrel per day pilot plant located on 2 acres in Tulsa, Oklahoma and leases 2,500 square feet of laboratory and office space and 4,500 square feet of executive office space in Tulsa.

     AVAILABLE NATURAL GAS AND DEMAND FOR THE SYNTROLEUM(REGISTERED TRADEMARK) PROCESS. Syntroleum believes that a significant demand exists for cost effective gas to liquids plants due to the availability of large quantities of natural gas in remote regions of the world that are not currently marketable because the distance to a market makes them uneconomical to transport as natural gas. When crude oil is associated with unmarketable natural gas, it is frequently flared or re-injected in order to produce the associated oil. However, in many countries flaring is not allowed by law and re-injection is frequently not an economical option. Natural gas may also be unmarketable due to the nature or quantity of impurities in the gas, such as excessive quantities of carbon dioxide, nitrogen or hydrogen sulfide. A cost effective Syntroleum plant may be a viable option in many of these cases.

     In the Syntroleum(registered trademark) Process certain impurities such as nitrogen and carbon dioxide do not have to be removed in order for the gas to be used as a viable feedstock. The liquid hydrocarbon or "Syncrude" that results from the Syntroleum(registered trademark) Process is free from sulfur, metals, aromatics, nitrogen, salt and other impurities that may be found in crude oil. These and other characteristics make the Syncrude a valuable blending stock for upgrading natural crude oil products.

     PRODUCTS. Depending on the catalyst used and the design of the plant the Syntroleum(registered trademark) Process will produce short chain liquid hydrocarbons that can be upgraded into liquid fuels such as diesel, kerosene (for jet fuel) and naphtha (for use in gasoline production). These may be differentiated from existing commodity fuels because they are free of sulfur, metals, particulates and aromatics and may therefore be marketed at premium prices as a blending agent in US and European markets and as a substitute for LNG (liquefied natural gas). Other proprietary catalysts may be used to produce longer chain hydrocarbons that can be further processed to produce synthetic lubricants, waxes and petrochemical feedstocks.

     COMPETITION-EARLY STATE DEVELOPMENT. The Syntroleum(registered trademark) Process is in direct competition with processes developed by or under development by a number of major oil companies which have substantially greater financial and technical resources relative to those available to Syntroleum. Furthermore, the Syntroleum(registered trademark) Process has not been tested in a plant designed to produce commercial quantities and such testing can not occur until a plant has been developed, which could take up to two years from the commencement of construction. Although, Syntroleum has entered into a joint development agreement with Texaco, that agreement does not assure that the development process will be completed or that Texaco will use its license rights to build a plant using the Syntroleum(registered trademark) Process. Accordingly, until a plant is constructed and placed in profitable operation, Syntroleum will not have assurance of the commercial feasibility of its process or whether it will be able to successfully compete with processes developed by companies having much greater financial resources.

     NO MARKET FOR SYNTROLEUM COMMON STOCK. Syntroleum's capital stock consists of a single class of Common Stock, 18,311,057 shares of which were outstanding at September 30, 1996. There is no public market for the Syntroleum Common Stock. It is privately held by approximately 114 stockholders under agreements which restrict the transfer of the stock. Transfers are not permitted except to certain affiliates and in connection with sales to other third parties after the stock has first been offered to Syntroleum and then to the other Syntroleum stockholders. During 1996 Syntroleum has sold shares in two private transactions at $7.42 per share, the largest of which transactions involved a catalyst supplier who purchased a portion of the shares for $1.0 million in cash and agreed to purchase the balance at $7.42 per share through the delivery of $7.0 million of catalyst and other non cash consideration.

     SYNTROLEUM FINANCIAL CONDITION AND RESULTS OF OPERATIONS. As of September 30, 1996, Syntroleum had unaudited accumulated deficit of $3.3 million and net shareholders' equity of $1.4 million. Unaudited losses from operations for the nine months ended September 30, 1996, were $766,000.

                               ********

OIL AND GAS PROPERTIES

     BMA Resources owns minority general partnership interests in four oil and gas general partnerships, which were formed from 1987 to 1989, with the purpose of engaging in the business of acquiring, exploring and developing oil and gas prospects. The partnerships have working interests in producing wells in the Gulf of Mexico and have a combined carrying value of $4,102,122 as of September 30, 1996.

MISCELLANEOUS ASSETS AND LIABILITIES

     The Company also owns other assets consisting primarily of (a) three investments in privately held venture capital limited partnerships having an aggregate book value at September 30, 1996, of $1,364,538, (b) a common stock interest in Oclassen Pharmaceuticals, Inc.,. a privately owned pharmaceutical manufacturer, which is proposed to be converted into approximately 183,673 shares of the common stock of Watson Pharmaceuticals, a publicly traded company , trading in the shares of which closed on January 31, 1997, at $44.81 per share, and (c) a preferred stock interest in Norian Corporation, a privately owned developer of proprietary bone substitute technology, which had a carrying value of approximately $1.0 million at September 30, 1996. These assets were acquired by Seafield in connection with its Insurance Business that was sold in 1990. Following the Distribution, the Company plans to liquidate all of these investments in an orderly manner with the view to maximizing their value to stockholders.

     The Company will assume certain contingent Seafield liabilities, including Seafield's liability for disputed income taxes which the Internal Revenue Service and the State of California claims to be owed by Seafield for its 1986, 1987, 1988, 1989 and 1990 tax years (the "Tax Claims"). The Tax Claims amount to approximately $14.6 million, plus interest. Although the Company believes that a combination of defenses against the claims and contested offsetting tax losses generated by a real estate project sold at a loss in 1990, could result in a positive outcome, the Company can not provide any assurance that its defense of such claims will be successful. The Company has accrued for the estimated settlement with the IRS in the accompanying combined financial statements and has established on the pro forma balance sheet herein appropriate accruals for the California state income tax liability plus interest. See "BUSINESS - Legal Matters."

COMPANY EMPLOYEES

     As of the Distribution Date, it is anticipated that the Company and Scout, but not including Syntroleum will employ approximately 15 individuals, none of whom will be covered by collective bargaining agreements. All of its employees other than 12 property management employees of Scout provide management, financial, accounting, tax, administrative and other services with respect to its assets.

     The Company believes that relations with its employees are good.

COMPANY PROPERTIES

     The Company's headquarters occupy approximately 13,700 square feet of leased space in a building at 2600 Grand Boulevard, Suite 500, P.O. Box 410949, Kansas City, Missouri 64141. The term of this lease expires on April 1, 2002, subject to an option to cancel the lease on April 1, 1999. Owned real estate is described under "Management and Disposition of Real Estate Assets."

                               ********

LEGAL MATTERS

     Under the Distribution Agreement and Assignment and Assumption Agreement, the Company will assume the rights and obligations of Seafield with respect to the legal matters described below.

     INTERNAL REVENUE SERVICE AUDITS. Seafield has received notices of proposed adjustments (Revenue Agent's Reports) from the Internal Revenue Service (IRS) with respect to 1986-1990 federal income taxes. These notices claim total federal income taxes due for the entire five year period in the approximate net amount of $13,867,000, exclusive of interest thereon.

     The substantive issues raised in these notices for the years 1986-1990 are primarily composed of the former television subsidiaries' amortization of film rights, the sale of the stock of a former television station, certain insurance company tax issues and a $27 million loss on the sale of a real estate partnership interest.

     The IRS' denial of film right amortization equates to approximately $10.5 million of the $13.9 million in additional taxes; provided that if the IRS were to prevail on the amortization issues, the tax basis in the television stations would be increased. This would have the effect of reducing income taxes in connection with the sale of the television stations.

     With respect to the loss on the sale of the real estate partnership interest, the IRS has claimed that the sale did not occur during 1990, but rather occurred after 1990. If the sale did not occur in 1990, then 1990 losses could not be carried back to 1987, to reduce Seafield's significant taxable income in 1987.

     Seafield has filed protests regarding the 1986-1990 notices of proposed adjustments. Seafield is currently pursuing a compromise with the Appeals Division of the IRS for the 1986-1989 years. The 1990 issues have not yet been formally addressed at the Appeals Division but Seafield is advised by IRS representatives that tax issues in all years under audit will be addressed together. Resolution of these tax disputes may reasonably be expected during 1997, but is not certain.

     The Company is assuming from Seafield all contingent tax liabilities and is acquiring all rights to refunds as well as any interest thereon related to these tax years (the "Tax Claims") and liabilities and refunds related to any issues raised by the IRS for years 1986-1990 whose resolution may extend to tax years beyond the 1990 tax year. Based upon the advice of counsel, the Company believes that it will prevail on the 1990 loss carryback issue. In addition, there are meritorious defenses or pending favorable compromises for many of the other substantive issues. The Company believes that adequate accruals for these income tax liabilities have been made.

     CALIFORNIA TAX ISSUES. In December 1996, the California state auditor sent Seafield an audit report covering the 1987-1989 taxable years. The State of California has determined to include, as a "unitary taxpayer," all majority owned non-life insurance subsidiaries and joint ventures of Seafield. The auditor's report has been forwarded to the California Franchise Tax Board for action. A billing is expected to be made to Seafield within six months from the submission of the report by the auditor. The total amount of California state income taxes due for the 1987-1989 years is expected to be approximately $750,000, exclusive of interest. The Company is assuming all potential tax liabilities and interest thereon regarding the California audit for the 1987-1989 taxable years. The Company believes that it has established on the pro forma balance sheet herein appropriate accruals for the California state income tax liability.

     The Company believes that final resolution of the above Tax Claims after taking into account offsetting claims for refunds and amounts accrued, should not have a material adverse effect on the Company's financial position.

     CLAIM AGAINST SKIDMORE, OWINGS & MERRILL, ET AL. In 1986, a lawsuit was initiated in the Circuit Court of Jackson County, Missouri by Seafield's former insurance subsidiary (i.e., Business Men's Assurance Company of America) against Skidmore, Owings & Merrill ("SOM") which is an architectural and engineering firm, and a construction firm to recover costs incurred to remove and replace the facade on the former home office building. Because the removal and replacement costs had been incurred prior to the sale of the insurance subsidiary, Seafield negotiated with the buyer for an assignment of the cause of action from the insurance subsidiary. Under the Distribution Agreement Seafield has assigned to the Company all of its rights to any recoveries and the Company has assumed any costs relating to the prosecution of any of the above described claims. Thus any recovery will be for the benefit of the Company and all costs incurred in connection with the litigation will be paid by the Company.
Any ultimate recovery will be recognized as income when received and would be subject to income taxes. In September 1993, the Missouri Court of Appeals reversed a $5.7 million judgment granted in 1992 in favor of Seafield; the Court of Appeals remanded the case to the trial court for a jury trial limited to the question of whether or not the applicable statute of limitations barred the claim. The Appeals Court also set aside $1.7 million of the judgment originally granted in 1992. In July 1996, the case was retried to a judge. On January 21, 1997, the judge entered a judgment in favor of Seafield. The amount of that judgment, together with interest is approximately $5.8 million. Although the Company believes the judgment will be appealed, counsel for the Company expects that it will be difficult for the defendants to cause the judgment to be reversed. If appealed, the final outcome would not be expected for at least another year.

     CLAIM AGAINST SCOUT. On January 30, 1997, Scout Development Corporation was served with a complaint filed in the District Court of Tarrant County, Texas by the parents of a 36 week old fetus who did not survive an automobile accident at an intersection in Fort Worth, Texas, the view of which is alleged to have been obstructed by weeds growing on property that is alleged to have been owned by Scout. The Company expects to deny liability, has turned the matter over to its insurance carrier and believes that if it has any liability, it is adequately covered by an existing policy of insurance.